Exhibit 3.22

August 20, 1986

AMENDED AND RESTATED

BY-LAWS

OF

UDC CORPORATION

ARTICLE I

OFFICES

The corporation shall continuously maintain in the State of Delaware, a registered office and a registered agent whose office is identical with such registered office and may have other offices within or without the state.

ARTICLE II

STOCKHOLDERS

SECTION 1. ANNUAL MEETING. An annual meeting of the stockholders shall be held on the third Thursday in May of each year for the purpose of electing directors and for the transaction of such other business, as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called either by the chairman of the board, the president, by the board of directors or by the holders of not less than one-fifth (1/5) of all the outstanding shares of the corporation, for the purpose or purposes stated in the call of the meeting.

SECTION 3. PLACE OF MEETINGS. Each meeting of the stockholders for the election of directors shall be held at the offices of the corporation at 4800 Three First National Plaza, Chicago, Illinois 60602, unless the board of directors shall by resolution, designate any place, within or without the State of Delaware, as the place of such meeting. Meetings of stockholders for any other purpose may be held at such place, within or without the State of Delaware, and at such time as shall be determined pursuant to Section 2 and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 4. NOTICE OF MEETINGS. Written notice stating the place, date and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10), but not more than forty (40) days before the date of the meeting, or in the case of a merger or consolidation not less than twenty (20) but no more than forty (40) days before the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary or any other officer or persons thereunto authorized by the board of directors to call the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address, as it appears on the books and records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

SECTION 5. FIXING OF RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing, without a meeting, or to receive payment of any dividend, or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors of the corporation may fix in advance, a record date which shall not be more than sixty (60) days and, for a meeting of stockholders, not less than ten (10) days, or in the ease of a merger or consolidation not less than twenty (20) days before the date of such meeting. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of stockholders for any other purpose shall be the date on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting.

SECTION 6. STOCKHOLDER LIST. The officer or agent having charge of the transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the stockholder, which list shall be kept on file at the registered office of the corporation for a period of ten (10) days prior to such meeting, and then shall be open to inspection by any stockholder for any purpose germane to the meeting, at any time during normal business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any stockholder during the whole time of the meeting. The original stock ledger or transfer book, or a duplicate thereof kept in this state, shall be prima facie evidence as to who are the stockholders entitled to examine such list, or share ledger, or transfer book or to vote at any meeting of stockholders.

SECTION 7. QUORUM. The holders of a majority of the outstanding shares of the corporation, present in person, or represented by proxy, shall constitute a quorum at any meeting of stockholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the Delaware General Corporation Law, the certificate of incorporation or these by-laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of stockholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

SECTION 8. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing, without a meeting, may authorize any person or persons to act for him by proxy, but no such proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

SECTION 9. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one (1) vote upon each matter submitted to vote at a meeting of stockholders.

SECTION 10. VOTING OF CERTAIN SHARES. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy, as the by-laws of the corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine.

Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

Any number of stockholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed ten (10) years, by entering into a writ-ten voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the voting trust agreement. Any such voting trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a stockholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

SECTION 11. TREASURY STOCK. Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

SECTION 12. CUMULATIVE VOTING. In all elections for directors, every stockholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares equal, or to distribute them on the same principle among as many candidates as he shall see fit.

SECTION 13. INSPECTORS. At any meeting of stockholders, the presiding officer may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting.

Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

SECTION 14. INFORMAL ACTION BY STOCKHOLDERS. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

SECTION 15. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

ARTICLE III

DIRECTORS

SECTION 1. GENERAL POWERS. The business of the corporation shall be managed by its board of directors.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS.

(a) The number of directors of the corporation shall be nine (9). Each director elected shall hold office until the next annual meeting of stockholders or until his successor shall have been duly elected and qualified. Directors need not be residents of the State of Delaware or stockholders of the corporation. Subject to the provisions of Section 2(b) of this Article III, the number of directors may be increased or decreased from time to time by an amendment of this section; but no decrease shall have the effect of shortening the term of any incumbent director.

(b) Nominations for the election of directors or any of them, any proposal for the interim removal of the directors or any of them, or any action which will otherwise cause or result in the removal of the incumbent directors or any of them may be taken by the stockholders of the corporation, whether at an annual or a special meeting thereof, or by a consent in lieu of such a meeting, only upon thirty (30) days notice to the board of directors of this corporation of the intent to vote upon or take any such action, unless the board of directors, by majority vote in accordance with these by-laws, waive the requirements contained in this Section 2(b).

SECTION 3. VACANCIES. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose.

SECTION 4. DIVIDENDS. The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its certificate of incorporation.

SECTION 5. ANNUAL MEETINGS. An annual meeting of the board of directors shall be held without other notice than this by-law, immediately after the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place for the holding of additional meetings without other notice than such resolution.

SECTION 6. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, president or a majority of the directors. The person or persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them.

SECTION 7. NOTICE OF SPECIAL MEETINGS. Notice of any special meeting shall be given at least ten (10) days previous thereto by prior written notice to each director at his principal place of business. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business, because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any annual or special meeting of the board of directors need be specified in the notice of waiver of notice of such meeting.

SECTION 8. QUORUM. A majority of the number of directors fixed by these by-laws shall constitute a quorum for transaction of business at any meeting of the board of directors; provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

SECTION 9. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute, these by-laws or the certificate of incorporation.

SECTION 10. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken, unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by certified or registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 11. ACTION WITHOUT A MEETING. Unless specifically prohibited by the certificate of incorporation or these by-laws, any action required to be taken at a meeting of the board of directors, or any other action which may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or. by all the members or such committee, as the case may be. Any such consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State or with anyone else.

SECTION 12. EXECUTIVE COMMITTEE. The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. vacancies in the membership of the committee shall be filled by the board of directors at an annual or at a special meeting of the board of directors. The executive committee shall keep minutes of its proceedings and report the same to the directors when required.

SECTION 13. COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the directors. No such payment previously mentioned in this Section 13 shall preclude any director from serving the corporation in any other individual or personal capacity and receiving compensation therefor.

ARTICLE IV

WAIVER OF NOTICE

Whenever any notice is required to be given under the provisions of these bylaws or under the provisions of the certificate of incorporation or under the provisions of The General Corporation Law of the State of Delaware; a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the given of such notice.

ARTICLE V

OFFICERS

SECTION 1. NUMBER. The officers of the corporation shall be the chairman of the board, the president, one or more vice presidents (the number thereof to be determined by the board of directors), the secretary, the treasurer and such assistant vice presidents, assistant secretaries and assistant treasurers or any other officers thereunto authorized or elected by the board of directors. Any two or more offices may be held by the same person.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected by the board of directors at their first meeting and thereafter at each annual meeting of the board of directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting of the board of directors, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and qualified, or until his death or disability, or until he shall resign or shall have been removed from his duties in the manner hereinafter provided. Election by an officer shall not of itself create contract rights.

SECTION 3. REMOVAL. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. CHAIRMAN OF THE BOARD. The chairman of the board of the corporation shall be the chief executive officer of the corporation. The chairman of the board shall preside at all meeting of the board of directors, and at all stockholders’ meetings, whether annual or special, at which he is present and shall exercise such other powers and perform such other duties as the board of directors may from time to time assign to him or as may be prescribed by these by-laws. In the event that the chairman of the board is not present at a directors meeting or stockholders meeting, the president of the corporation shall serve in his place and stead.

SECTION 5. PRESIDENT. The president shall be the chief operating officer of the corporation. Subject to the direction and control of the board of directors, the president shall be in charge of the business operations of the corporation; he shall see that the resolutions and directions of the board of directors are carried into effect, except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and in general, he shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors or the chairman of the board from time to time. He shall preside at all annual meetings of the stockholders and at special meetings of the board of directors if the chairman of the board is not present. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation, or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he may execute for the corporation, certificates for its shares, and any contracts, deeds, mortgages, or other instruments which the board of directors have authorized to be executed, and he may accomplish such execution either under or without the coal of the corporation, or either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. He may vote all securities which the corporation is entitled to vote, except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

SECTION 6. VICE PRESIDENT. The vice president (or in the event there be more than one vice president, each of the vice presidents), if one shall be elected, shall assist the president in the discharge of his duties, as the president may direct and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the board of directors, or by the president if the board of directors have not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform the duties of the president, and when so acting, shall have the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation, or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice president (or each of them if there are more than one) may execute for the corporation, certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation, and either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. The executive vice president - finance shall, unless otherwise designated by the board of directors, be the chief financial officer. The vice president of information and control shall, unless otherwise designated by board of directors, be the chief accounting officer.

SECTION 7. ASSISTANT VICE PRESIDENT. The assistant vice president (or in the event there be more than one assistant vice president, each of the assistant vice presidents), if one shall be elected, shall assist the chairman of the board, the president or a vice president in the discharge of his duties, as the chairman of the board, the president or a vice president may direct. and shall perform such other duties as from time to time may be assigned to him by the chairman of the board, the president, or a vice president, or by the board of directors.

SECTION 8. TREASURER. The treasurer shall: (i) have charge of and be responsible for the maintenance of the adequate books and records for the corporation; (ii) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (iii) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors may determine. The treasurer shall not be the chief financial officer or chief accounting officer, unless otherwise designated by the board of directors.

SECTION 9. SECRETARY. The secretary shall: (i) record the minutes of the stockholders and of the board of directors meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (iii) be custodian of the corporate books and records and of the seal of the corporation; (iv) keep a register of the post-office address of each stockholder which shall be furnished to the secretary by such stockholder; (v) sign with the president, or a vice president or any other officer thereunto authorized by the board of directors, certificates for its shares of the corporation, the issue of which shall have been authorized by the board of directors and contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws; (vi) have general charge of the stock transfer books of the corporation; (vii) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

SECTION 10. ASSISTANT TREASURERS AND ASSISTANT, SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the board of directors. When the secretary is unavailable, any assistant secretary may sign with the president, or a vice president, or any other officer thereunto authorized by the board of directors, any contracts, deeds, mortgages, bonds or other instruments according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws. The assistant treasurers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

SECTION 11. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be generator confined to specific instances.

SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued by the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

ARTICLE VII

CERTIFICATES OF STOCK AND THEIR TRANSFER

SECTION 1. CERTIFICATES OF STOCK. Certificates representing stock of the corporation shall be signed by the president or a vice president, or by such officer as shall be designated by resolution of the board of directors and by the secretary or an assistant secretary, and shall be sealed with the seal or a facsimile of the seal of the corporation. If both of the signatures of the officers be by facsimile, the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or clerk. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue that the corporation is organized under the laws of the State of Delaware and the par value or a statement that the shares are without par value. If the corporation is authorized and does issue shares of more than one class or of series within a class, the certificate shall contain such information or statement as may be required by law.

The name and address of each stockholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books and records of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed to the owner thereof for all purposes as regards the corporation.

SECTION 2. LOST CERTIFICATES. If a certificate representing shares has allegedly been lost or destroyed, the board of directors may, in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

SECTION 3. TRANSFERS OF STOCK. Transfer of stock of the corporation shall be recorded on the books of the corporation and, except in the case of a lost or destroyed certificate, on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors.

ARTICLE IX

SEAL

The corporate seal shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE X

INDEMNIFICATION OF OFFICERS,

DIRECTORS, EMPLOYEES AND AGENTS

SECTION 1. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in such a manner which he reasonably believed to be in, or not opposed to, the best interest of the corporation, and with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

SECTION 2. The corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not Opposed to the best interests of the corporation, provided, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem necessary and proper.

SECTION 3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

SECTION 4. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is necessary and proper in the circumstances, because he has met the applicable standard of conduct set forth in Sections 1 and 2 above. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (b) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (c) by the stockholders.

SECTION 5. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any contract, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding each office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the exclusive benefit of the representatives, heirs, executors, administrators and assigns of such a person.

SECTION 6. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article X.

ARTICLE XI

AMENDMENTS

The power to make, alter, amend or repeal the by-laws of the corporation shall be vested in the board of directors, as provided by the certificate of incorporation. The by-laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with the Delaware General Corporation Law or the certificate of incorporation.

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